Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 of Lytus Technologies Holdings PTV Ltd. (the Form S-8) (File Nos. 333-275730 and 333-282110) of our report dated August 14, 2025, relating to financial statements of Lytus Technologies Holding PTV. Ltd. (the Company) as issued and appearing in the Company’s Annual Report on Form 20-F for the year ended March 31, 2025 and 2024.

For, Shah Teelani & Associates (7161)

/s/ Shah Teelani & Associates

Place: Ahmedabad, India Date: August 14, 2025